Exhibit (j) under Form N-1A
                                           Exhibit 8 under Item 601/Reg S-K







               Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for the Federated Muni and Stock Advantage Fund in Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated December 12, 2005 on Federated Muni and Stock Advantage Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005.


                                          ERNST & YOUNG LLP


Boston, Massachusetts
December 23, 2005